United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2006

Hercules Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-00496	51-0023450
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Hercules Plaza
1313 North Market Street
Wilmington, Delaware 19894-0001
(Address of principal executive offices) (Zip Code)

(302) 594-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01     Completion of Acquisition or Disposition of Assets.

On March 31, 2006, Hercules Incorporated (the “Company”) completed the sale of a 51% interest in FiberVisions Delaware Corporation (formerly FiberVisions L.L.C. or “FiberVisions” and, prior to the sale, a wholly-owned subsidiary) to SPG/FV Investor LLC (“SPG”), an affiliate of SPG Partners, LLC, a New York-based private equity firm. In connection with the transaction, FiberVisions issued long-term debt in the amount of $90.0 million and simultaneously completed a distribution of $82.0 million to the Company and its wholly-owned subsidiary, WSP Inc. (“WSP”) in proportion to their ownership interests. Immediately thereafter, the Company received $27.0 million from SPG in exchange for its 51% interest. WSP will retain its 49% interest in FiberVisions. As previously announced, the contribution agreement (“Agreement”) provides SPG with an option to purchase an additional 14% interest in FiberVisions from WSP for $7.4 million within one year. The Agreement also provides for the receipt of additional payments should FiberVisions meet certain defined performance measures in 2006 and/or 2007. Conversely, should performance fall below certain defined performance measures during either year, the Company will be required to provide additional contributions to FiberVisions with a maximum commitment of $4.5 million for 2006 and $1.2 million for 2007. The exposure for additional contributions is thereby limited to a maximum of $5.7 million.

The disposition of the Company’s 51% interest in FiberVisions meets the threshold for filing pro forma financial statements under Item 2.01, Completion of Acquisition or Disposition of Assets. Those financial statements are provided in Item 9.01.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited condensed consolidated balance sheet as of December 31, 2005 and the unaudited condensed consolidated statement of operations for the year ended December 31, 2005, have been prepared to present the consolidated financial position and the consolidated results of operations of the Company as if the sale of the Company’s 51% interest in FiberVisions had occurred on December 31, 2005 for the unaudited pro forma condensed consolidated balance sheet and on January 1, 2005 for the unaudited condensed consolidated statement of operations.

These statements are not indicative of the financial position or results of operations of the Company as of December 31, 2005 or for the year ended December 31, 2005, nor are they indicative of future results. In addition, these pro forma financial statements do not reflect changes that may occur as a result of activities subsequent to the disposition of the Company’s 51% interest in FiberVisions.

For pro forma balance sheet presentation purposes, the receipt of the distribution from FiberVisions as well as the proceeds, net of transaction costs, from SPG in exchange for the Company’s 51% interest have been reflected as a reduction of long-term debt attributable to the Company’s 11.125% senior notes due 2007. For pro forma statement of operations purposes, interest expense has been decreased by the reduction of interest expense related to the Company’s 11.125% senior notes due 2007.

Pro Forma Condensed Consolidated Balance Sheet
As of December 31, 2005
(Dollars in millions)
		Pro Forma
	As Reported	Adjustments		As Adjusted
ASSETS
Current assets
Cash and cash equivalents	$77.3	$-		$77.3
Accounts receivable, net	291.0	-		291.0
Inventories	185.0	-		185.0
FiberVisions assets held for sale	202.7	(202.7)	(a)	-
Other current assets	87.4	-		87.4
Total current assets	843.4	(202.7)		640.7
Property, plant and equipment, net	535.4	-		535.4
Goodwill and intangible assets, net	583.8	-		583.8
Deferred charges and other assets	606.2	26.0	(a)	632.2
Total assets	$2,568.8	$(176.7)		$2,392.1

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued expenses	$429.1	$-		$429.1
FiberVisions liabilities held for sale	66.6	(66.6)	(a)	-
Current debt obligations	16.7	-		16.7
Total current liabilities	512.4	(66.6)		445.8
Long-term debt	1,092.3	(107.2)	(b)	985.1
Pension liability	323.4	-		323.4
Deferred credits and other liabilities	665.4	-		665.4
Total liabilities	2,593.5	(173.8)		2,419.7
Total stockholders' deficit	(24.7)	(2.9)	(a)	(27.6)
Total liabilities and stockholders' deficit	$2,568.8	$(176.7)		$2,392.1

Pro Forma Condensed Consolidated Statement of Operations
For the Year Ended December 31, 2005
(Dollars in millions, except per share data)
		Pro Forma
	As Reported	Adjustments		As Adjusted

Net sales	$2,068.8	$(282.7)	(c)	$1,786.1
Cost of sales	1,406.3	(261.4)	(c)	1,144.9
Selling, general and administrative expenses	382.8	(13.4)	(c)	369.4
Research and development	40.9	(2.7)	(c)	38.2
Intangible asset amortization	8.0	(1.5)	(c)	6.5
Impairment of FiberVisions goodwill	52.9	(52.9)	(c)	-
Other operating expense	47.5	(5.4)	(c)	42.1
Profit from operations	130.4	54.6	(c)	185.0
Interest and debt expense	89.4	(12.3)	(c)(e)	77.1
Other expense, net	86.3	(0.4)	(c)	85.9
Loss before income taxes and equity loss	(45.3)	67.3	(c)(e)	22.0
Benefit for income taxes	(7.2)	2.7	(c)(e)	(4.5)
Loss before equity loss	(38.1)	64.6	(c)(e)	26.5
Equity loss of affiliated companies, net of tax	(0.5)	(27.3)	(c)(d)	(27.8)
Net loss from continuing operations	$(38.6)	$37.3	(c)(d)(e)	$(1.3)

Earnings per share from continuing operations:
Basic and diluted	$(0.36)	$0.34	(c)(d)(e)	$(0.01)
Weighted average number of shares (millions)	108.7	-		108.7

Note: Pro forma adjustments

Pro forma adjustments giving effect to the disposition of the Company's 51% interest in FiberVisions in the unaudited financial statements are as follows:

(a) To reclassify assets and liabilities held for sale to an equity investment after adjusting for transaction-related cash flows as follows: (1) the receipt of distributions in the amount of $82.0 million prior to the sale transaction, (2) the receipt of $27.0 million in proceeds for Hercules' 51% interest in FiberVisions and (3) to pay cash transaction costs and expenses of $1.8 million.

(b) To apply the cash proceeds of $107.2 (net of $1.8 million in transaction costs and expenses) million against outstanding 11.125% senior notes due 2007.

(c) To reflect the elimination of FiberVisions results of operations excluding $12.0 million of corporate expense allocations which will remain as stranded costs subsequent to the transaction.

(d) To reflect the equity loss, net of income tax from the resulting 49% interest in FiberVisions.

(e) To reduce interest expense for the assumed pay down of the 11.125% senior notes due 2007, net of income taxes at the statutory rate of 35%.

Item 9.01 Financial Statements and Exhibits.

(b)   Pro forma financial information.
(a) Unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 2005.
(b) Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended
December 31, 2005.

(d)  Exhibits.

       10.1  First Amendment to Contribution Agreement Dated March 31, 2006

       99.1  Press Release of Hercules Incorporated dated March 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

April 6, 2006	By:	HERCULES INCORPORATED

/s/ Allen A. Spizzo
Allen A. Spizzo
Vice President and Chief Financial Officer